EXHIBIT 23 .2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use in this Registration Statement of OriginOil, Inc. on Form SB-2, of our report, dated November 30, 2007, which includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

HJ Associates & Consultants, LLP
Salt Lake City, Utah
December 7, 2007